UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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The New Ireland Fund, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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April 21, 2022

DEAR STOCKHOLDER,

In a letter dated April 11, 2022, I informed you that the Annual Meeting of Stockholders of The New Ireland Fund, Inc. (“IRL” or “Fund”) is scheduled to be held on June 14, 2022. I also alerted you that a hedge fund managed by an activist, Saba Capital Management L.P. (“Saba”), has nominated its own handpicked Saba portfolio manager for election to your Fund’s Board of Directors in an attempt to replace the Chairman of the Board of Directors.

To be straightforward, Saba has an established history of selfishly attempting to enrich itself to the financial detriment of investors. Below is a description of the way it has operated dozens of times over the past six years.

●	It targets closed end funds (“CEFs”) it believes to be vulnerable or will cave into its demands.
●	It initially disguises its motives but ultimately disrupts and pressures CEF senior management and boards in an attempt to have them initiate a tender offer.
●	If it is successful, the result is a one-time gain for itself and its hedge fund investors.
●	It leaves CEF stockholders like you and your fellow IRL investors with a much weaker fund moving forward.

This letter is accompanied by an IRL proxy statement, WHITE proxy card and a pre-paid envelope, or if you have elected to receive your proxy materials via email, you have been directed to the website that has the IRL proxy statement in addition to this letter and instructions on how to vote your shares.

YOUR VOTE IS IMPORTANT

It is critical that you send a strong message early to the activist hedge fund that you support your IRL Board by signing, dating, and mailing the enclosed WHITE proxy card today in the pre-paid return envelope or vote today by internet or telephone by following the instructions on the WHITE proxy card or in your email.

Your Fund’s Board is committed to protecting ALL IRL stockholders’ investments. I will continue to update you on all new developments. Please be aware that you will receive a different proxy statement from Saba with a GOLD color proxy card. Please disregard the GOLD proxy card that you receive from Saba. Please do not return it, even to withhold votes from Saba’s nominee because doing so will cancel your vote on your Fund’s WHITE proxy card.

If you have any questions regarding the IRL stockholder meeting, please call our proxy solicitor, Di Costa Partners at 1 (888) 231-1287.

SINCERELY,

DERVAL MURRAY
TREASURER & SECRETARY
IRL-LTR-2022